Exhibit 31.1

CERTIFICATION BY MARK J. O’BRIEN

PURSUANT TO SECURITIES EXCHANGE ACT RULE 13A-14(a),

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark J. O’Brien, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Walter Investment Management Corp. for the period ended March 31, 2014 (this “Report”); and

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

/s/ Mark J. O’Brien
Mark J. O’Brien
Chairman and Chief Executive Officer
Date: May 13, 2014